EX-99.B(e)nwpartamend3

FUND PARTICIPATION AGREEMENT
EXHIBIT A -- AMENDMENT 7

This Amendment 6 to Exhibit A corresponds to the Fund Participation agreement dated
December 1, 2000 and is effective February 14, 2008

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Nationwide Life Insurance Company of America
Nationwide Life and Annuity Company of America

FUNDS:

ALL TARGET FUNDS

NATIONWIDE VARIABLE ACCOUNTS:

Nationwide Variable Account
Nationwide Variable Account-- II
Nationwide Variable Account-3
Nationwide Variable Account-4
Nationwide Variable Account-5
Nationwide Variable Account-6
Nationwide Variable Account-7
Nationwide Variable Account-8
Nationwide Variable Account-9
Nationwide Variable Account-10
Nationwide Variable Account-11
Nationwide Variable Account-12
Nationwide Variable Account-13
Nationwide Variable Account-14
Nationwide Variable Account-15
Nationwide Variable Account-16
Nationwide Variable Account-17
Multi-Flex Variable Account
Nationwide VA Separate Account-A
Nationwide VA Separate Account-B
Nationwide VA Separate Account-C
Nationwide VA Separate Account-D
Nationwide VLI Separate Account
Nationwide VLI Separate Account-2
Nationwide VLI Separate Account-3
Nationwide VLI Separate Account-4
Nationwide VLI Separate Account-5
Nationwide VLI Separate Account-6
Nationwide VLI Separate Account-7
Nationwide VL Separate Account
Nationwide VL Separate Account-A
Nationwide VL Separate Account-B
Nationwide VL Separate Account-C
Nationwide VL Separate Account-D
Nationwide VL Separate Account-G
Nationwide Private Placement Variable Account
Nationwide Private Placement Variable Account-2
Nationwide DC Variable Account
Nationwide DC Variable Account-II
NACo Variable Account
Nationwide Governmental Plans Variable Account
Nationwide Governmental Plans Variable Account-II
Nationwide Qualified Plans Variable Account
Ohio DC Variable Account

WADDELL & REED, INC.	WADDELL & REED SERVICES COMPANY

By:	By:
Michael D. Strohm	Michael D. Strohm
Chief Executive Officer	President

W&R TARGET FUNDS, INC.	NATIONWIDE FINANCIAL SERVICES, INC.,
on behalf of itself and
By:	NATIONWIDE LIFE INSURANCE
Henry J. Herrmann	COMPANY
President	and NATIONWIDE LIFE AND ANNUITY
INSURANCE COMPANY

By:
Karen R. Colvin
Attorney-in-Fact